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                                  REXEL, INC.
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)


                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                     ----------------------
                                                      1996           1995
                                                     -------        -------

Income Applicable To Primary Common And
  Common Equivalent Shares                           $ 5,619        $ 4,230
                                                     =======        =======
Income Applicable To Fully Diluted
  Common And Common Equivalent Shares
       Net Income                                    $ 5,619        $ 4,230
       Interest Reduction, Net of Taxes,
          Upon Conversion Of Convertible
          Subordinated Debentures                          0            490
                                                     -------        -------
       Net Income                                    $ 5,619        $ 4,720
                                                     =======        =======
Primary Shares:
  Weighted Average Number Of Common Shares
     And Common Share Equivalents Outstanding
     During The Period:
       Common (Net Of Treasury Shares)                25,649         24,114
       Options                                           427             39
                                                     -------        -------
       Total                                          26,076         24,153
                                                     =======        =======
  Fully Diluted Shares:
     Weighted Average Number Of Common Shares
       And Common Share Equivalents Outstanding
       During The Period:
          Common (Net Of Treasury Shares)             25,649         24,114
          Options                                        427             39
          Conversion Of Subordinated Debentures            0          5,225
                                                     -------        -------
          Total                                       26,076         29,378
                                                     =======        =======

  Income Per Common Share
     Primary                                         $   .22        $   .18
                                                     =======        =======
     Fully Diluted                                   $   .22        $   .16
                                                     =======        =======
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